Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PAE Incorporated:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Denver, Colorado

February 14, 2020